                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                             Escalade, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




                                                     March 14, 2003



To the Stockholders of

     Escalade, Incorporated

     You are hereby notified that the Annual Meeting of the Stockholders of Escalade, Incorporated will be held at the offices of the Company, 817 Maxwell Avenue, Evansville, Indiana, on Saturday, April 26, 2003 at 9:00 A.M., local time, for the following purposes:

     1.   To elect to the Board six (6) Directors as set forth herein;

     2. To approve the appointment of the firm BKD LLP, to serve as independent auditors for the Company for the year 2003; and

     3. To transact such other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 28, 2003 will be entitled to vote at the meeting.

     ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, MARK AND RETURN THE PROXY ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.


                                       By order of the Board of Directors

                                                 JOHN R. WILSON

                                    Vice President & Chief Financial Officer

                                 PROXY STATEMENT

     The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), 817 Maxwell Avenue, Evansville, Indiana 47711 ((812) 467-1200) is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Saturday, April 26, 2003, at 9:00 a.m. local time. Each of the 6,509,006 shares of common stock outstanding on February 28, 2003 is entitled to one vote on all matters acted upon at the meeting and only Stockholders of record on the books of the Company at the close of business on February 28, 2003 will be entitled to vote at the meeting, either in person or by proxy.

     The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a shareholder of record may be revoked at any time before it is voted by written notice to the Company's Secretary, by execution of a later dated proxy or by a personal vote at the Annual Meeting. This proxy statement is being mailed to shareholders on or about March 14, 2003.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by Directors, Officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

     The holders of a majority of the Company's outstanding Common Stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

     The six nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked "Withhold Authority to Vote" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named as proxies in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

     For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company's shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

     The Annual Report of the Company for the year of 2002 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

                            CERTAIN BENEFICIAL OWNERS
                            -------------------------

     Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition needs not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by its Executive Officers and by the only stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of February 28, 2003.



TITLE OF             NAME AND ADDRESS                              AMOUNT AND NATURE          PERCENTAGE
  CLASS              OF BENEFICIAL OWNER                           OF OWNERSHIP               OF CLASS

--------------------------------------------------------------------------------------------------------------

                                              EXECUTIVE OFFICERS
                                              ------------------

Common Stock         Robert E. Griffin                                1,661,578 (1)          25.5% (1)
                     817 Maxwell Avenue
                     Evansville, Indiana  47717

Common Stock         C. W. "Bill" Reed                                  465,564 (2)           7.2% (2)
                     251 Wedcor Avenue
                     Wabash, Indiana  46992

Common Stock         John R. Wilson                                     134,250 (3)           2.1% (3)
                     817 Maxwell Avenue
                     Evansville, Indiana  47717


                                              OTHER 5% STOCKHOLDERS
                                              ---------------------

Common Stock         Andrew and Charmenz Guagenti                       564,006 (4)           8.7% (4)
                     216 Water Street
                     Newburgh, Indiana  47630



(1) Includes 472,158 shares held by a Family Limited Partnership and 631,960 shares held by his children. Mr. Griffin disclaims beneficial ownership of those shares. Also includes 9,005 shares issuable upon the exercise of outstanding stock options.

(2) Includes 128,554 shares issuable upon the exercise of outstanding stock options.

(3) Includes 40,875 shares held by his spouse. Mr. Wilson disclaims beneficial ownership of those shares. Also includes 52,500 shares issuable upon exercise of outstanding stock options.

(4) Includes 525,228 shares held by a Family Limited Partnership and 9,108 shares owned by Mr. Guagenti directly and in his directed IRA and 29,670 shares owned by Mrs. Guagenti directly in her directed IRA and as Trustee. Mr. and Mrs. Guagenti each disclaims beneficial ownership of the shares held by the other.

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

     The Board of Directors voted to set the size of the Board at six members. All persons proposed for election to the Board of Directors are presently Directors. Those persons whose names are set forth below are standing for election. The term of office of the Directors standing for election at the Annual Meeting will be until the next annual meeting of the stockholders and until their successors are elected and qualified.


                                                                                                         SHARES OF COMMON
Information with respect to each of the Directors is set forth as follows:                             STOCK OF THE COMPANY
                                                                                                       BENEFICIALLY OWNED ON
                                                                                                          FEBRUARY 28, 2003
                                                                      DIRECTOR                                         PERCENT OF
NAME AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS              SINCE (1)         AGE           NUMBER             CLASS
------------------------------------------------------------------------------------------------------------------------------------
YALE A. BLANC - Private Investor, Co-Founder of Martin Yale            1972             81           25,239(2)           .4%(2)
Industries, Inc. (a subsidiary of the Company) . . . . . . . . . . . .

ROBERT E. GRIFFIN - Chairman since May, 1999, Previously
Chairman and Chief Executive Officer of the Company
since February 1994, Previously President and Chief
Executive Officer since 1976 . . . . . . . . . . . . . . . . . . . . . 1973             68        1,661,578(4)         25.5%(4)

BLAINE E. MATTHEWS, JR. - Director and Corporate Secretary
of Matthews 1812 House, Inc. since 1979, a mail order
supplier of cakes and food gifts . . . . . . . . . . . . . . . . . . . 1965             65          184,674(5)          2.8%(5)

C. W. "BILL" REED - President and Chief Executive Officer
since May, 1999, Previously President and Chief Operating
Officer of the Company since February, 1994 and President
of Martin Yale Industries, Inc. since 1980 . . . . . . . . . . . . . . 1997             56          465,564(6)          7.2%(6)

A. GRAVES WILLIAMS, JR. - Private Investor, President and
Director of The Irwin Company, Wilmington, Ohio, a
manufacturer of drill bits, screwdrivers, measuring tapes
and similar tools, from 1978 to 1993. (3) . . . . . . . . . . . . . .  1958             70           69,757(7)          1.1%(7)

KEITH P. WILLIAMS - President of Good Earth Tools, Inc.,
Crystal City, Missouri since 1964, a company specializing
in wear-proofing with tungsten carbide. (3) . . . . . . . . . . . . .  1982             75          195,915(8)          3.0%(8)

All (7) Directors and Executive Officers as a Group . . . . . . . . .                             2,736,977            42.0%



(1) On March 8, 1973 the Board of Directors of the Williams Manufacturing Company became the Board of Directors of Escalade, Incorporated pursuant to an Agreement and Plan of Reorganization under which the Williams Manufacturing Company merged into Escalade. The nominees whose period began prior to 1973 were directors of Williams since the dates shown.

(2) Includes 999 shares issuable upon the exercise of outstanding stock options.

(3) Mr. A. Graves Williams, Jr. and Mr. Keith P. Williams are first cousins. Each disclaims beneficial ownership of shares held by the other.

(4)  See note (1) under "Certain Beneficial Owners".

(5) Includes 42,000 shares held by his spouse. Mr. Matthews disclaims beneficial ownership of those shares. Also includes 2,352 shares issuable upon the exercise of outstanding stock options.

(6)  See note (2) under "Certain Beneficial Owners".

(7) Includes 69,706 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares.

(8) Includes 11,487 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares. Also includes 4,765 shares issuable upon the exercise of outstanding stock options.

     While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The following is a list of the names and ages of all of the executive officers of the Company indicating all positions and offices held by each such person as of the date of this Report. Each of the executive officers has served the Company in various executive capacities throughout the past five years. All such persons have been elected to serve until the next annual election of officers and their successors are elected, or until their earlier resignation or removal.


--------------------------------------------------------------------------------------------------------------
Name                   Age as of February 28, 2003    Offices and Positions Held      First Elected as Officer
--------------------------------------------------------------------------------------------------------------
Robert E. Griffin                  68                          Chairman                        12/76
--------------------------------------------------------------------------------------------------------------
C. W. "Bill" Reed                  56                     CEO and President                     2/94
--------------------------------------------------------------------------------------------------------------
John R. Wilson                     61                   Vice President and CFO                 12/76
--------------------------------------------------------------------------------------------------------------



           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

     The Board of Directors of the Company currently consists of two members who are executive officers (Robert E. Griffin and C.W. ("Bill") Reed) and four non-employee members (Yale A. Blanc, Blaine E. Matthews, Jr., A. Graves Williams, Jr., and Keith P. Williams).

     During 2002 the Board of Directors had six meetings. All Directors attended 100% of the Board of Director and Committee meetings on which he served.

     The Company has a standing Audit Committee of the Board of Directors. The Audit Committee is composed of Blaine E. Matthews, Jr., Yale A. Blanc and A. Graves Williams, Jr. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers, Inc. The Audit Committee as a whole held one meeting in 2002 and the Committee Chair, as the Committee's authorized representative, met with the independent auditors and management on three separate occasions to review the interim financial information contained in each quarterly earnings announcement.. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, and (3) recommend the firm of independent certified public accountants to be engaged by the Company. The Audit Committee is in the process of reviewing its charter to ensure that the Committee will satisfy all of the new requirements applicable to it upon final adoption of new and pending SEC rules and Nasdaq National Market rules.

     The Board of Directors has a Compensation Committee consisting of A. Graves Williams, Jr. and Keith P. Williams. This committee met one time in 2002 to review salaries and compensation levels within the Company. The Board of Directors also has a Stock Option Committee consisting of Keith P. Williams and
A. Graves Williams, Jr.. This committee met one time in 2002 to review the granting of options. The Board of Directors has no nominating committee.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for 2002, except for Mr. A. Graves Williams, Jr., who had one delinquent filing for the month of July reporting the sale of 1,000 shares.

                             EXECUTIVE COMPENSATION

SUMMARY

     The following table is a summary of the compensation paid by the Company to Messrs. Griffin, Reed and Wilson, its executive officers, for the last three years.

---------------------------------------------------------------------------------------------------------------------
                                                        Annual                            Long Term
                                                     Compensation                       Compensation
                                      --------------------------------------------      ------------
Name and                                                              Other Annual         Stock           All Other
Principal                Year         Salary            Bonus         Compensation         Options       Compensation
Position                                 $                $               $ (2)          (# Shares)          $ (3)
---------------------------------------------------------------------------------------------------------------------
Robert E. Griffin        2000          76,137                ---          49,268           2,772            4,784
Chairman and             2001          75,927                ---          53,890           2,226            4,723
Director                 2002         107,113(1)             ---          58,945           2,009            3,214
---------------------------------------------------------------------------------------------------------------------
C.W. "Bill" Reed         2000         213,540            444,257          24,634          24,027           10,785
President, CEO,          2001         222,045            505,224          26,945          31,113           10,638
and Director             2002         245,704(1)         472,511          29,473          30,000           11,258
---------------------------------------------------------------------------------------------------------------------
John R. Wilson           2000          90,219            171,346          18,402           7,500            6,751
Vice President           2001          96,714            198,722          20,128          15,000            7,159
and CFO                  2002         102,554(1)         185,858          22,016          15,000            7,543
---------------------------------------------------------------------------------------------------------------------


(1) Of the amounts shown, the following was deferred pursuant to the Company's 401K retirement plan: Mr. Griffin ($9,644); Mr. Reed ($11,000); and Mr. Wilson ($11,000). This amount also includes directors fees for Mr. Griffin ($57,000) and Mr. Reed ($30,500).

(2) The amounts shown are the interest earned pursuant to the Company's deferred compensation plan.

(3) In 2002, the amounts shown include the Company's following contributions to the 401K retirement plan: Mr. Griffin ($3,018); Mr. Reed ($11,000); and Mr. Wilson ($6,176). The amounts shown also include the dollar value of the following group term life insurance premiums paid by the Company: Mr. Griffin ($196); Mr. Reed ($258); and Mr. Wilson ($1,367).

                                  STOCK OPTIONS

     The following table shows information concerning individual grants of options to purchase the Company's common stock made in 2002 to the Company's executive officers pursuant to the 1997 Incentive Stock Option Plan.


----------------------------------------------------------------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS IN 2002
----------------------------------------------------------------------------------------------------------------------------------
                                         Percent of                                                  Potential Realized Value
                                       Total Options                                             at Assumed Annual Rates of Stock
                       Options           Granted To       Exercise Price                        Price Appreciation for Option Term
                       Granted          Employees in         ($/Share)        Expiration                        (5)
        Name          (# Shares)        Fiscal Year                              Date          -----------------------------------
                                                                                                    5% ($)               10% ($)
----------------------------------------------------------------------------------------------------------------------------------
Robert E. Griffin        2,009(1)           2.43%              $7.59           4/27/06              4,219(3)            9,302(3)
----------------------------------------------------------------------------------------------------------------------------------
C.W. "Bill" Reed        30,000(2)          36.23%             $18.06           2/22/07            149,700(4)          330,900(4)
                         1,054(1)           1.27%              $7.59           4/27/06              2,213(3)            4,880(3)
----------------------------------------------------------------------------------------------------------------------------------
John R. Wilson          15,000(2)          18.11%             $18.06           2/22/07             74,850(4)          165,450(4)
----------------------------------------------------------------------------------------------------------------------------------



(1) Of the options granted pursuant to the Company's 1997 Director Stock Compensation and Option Plan, none are exercisable in the first year and then 100% of the grant becomes exercisable in the second year. Issued at market price on day of grant.

(2) Of the options granted pursuant to the Company's 1997 Incentive Stock Option Plan, none are exercisable in the first year and then 25% of the grant becomes exercisable in each of the next four years. Issued at market price on day of grant.

(3) Calculated based upon assumed stock prices for the Company's common stock of $9.69 and $12.22, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option.

(4) Calculated based upon assumed stock prices for the Company's common stock of $23.05 and $29.09 respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option.

(5) The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.

     The following table shows information on the Company's executive officers exercise of stock options during 2002 and the number of outstanding stock options held by such persons and the possible value of such options as of December 28, 2002.

-------------------------------------------------------------------------------------------------------------------------
                             AGGREGATED OPTION EXERCISES IN 2002 AND YEAR END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------------
                                                                                                               Value of
                                                                                   Number of                 Unexercised
                                                                                  Unexercised                In-The-Money
                             Shares                                                Options At                 Options At
                            Acquired                                                12/28/02                   12/28/02
                               on                        Value                    Exercisable/               Exercisable/
                            Exercise                    Realized                 Unexercisable              Unexercisable
           Name                (#)                       $ (1)                        (#)                       $ (2)
-------------------------------------------------------------------------------------------------------------------------
Robert E. Griffin             3,189                       59,315                   6,996 /2,009           92,093 / 23,104
-------------------------------------------------------------------------------------------------------------------------
C.W. "Bill" Reed             61,113                    1,102,562                41,250 / 72,304          546,450 /570,121
-------------------------------------------------------------------------------------------------------------------------
John R. Wilson               18,750                      210,787                18,750 / 33,750          246,488 /252,262
-------------------------------------------------------------------------------------------------------------------------


(1) Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the common stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.

(2) The value of unexercised options is calculated by determining the difference between $19.09 per share, the last reported sale price of the common stock on the Nasdaq National Market on December 28, 2002, and the exercise price of the option as of such date, multiplied by the number of shares subject to the option.

COMPENSATION OF DIRECTORS

     During 2002 all Directors of the Company except Mr. Griffin received a retainer of $6,000 and a regular meeting fee of $3,000 for each meeting attended. In addition, the Chairman of the Audit Committee received a $2,000 Chairman fee and the Chairman of the Compensation Committee received a $1,000 Chairman fee. Directors are reimbursed for their expenses incurred for attending the meetings.

     Mr. Griffin received $22,000 for performing his duties as Chairman of the Board and for serving on the Board of Directors and its committees. Mr. Griffin also receives a fee of $3,000 for each meeting attended.

     Some of the Directors elected to receive some of these fees in shares of the Company's common stock pursuant to the 1997 Director Stock Compensation and Option Plan which was approved by shareholders at the 1997 annual meeting. Those shares and options will not be issued until April 25, 2003. In 2002 there were 11,426 shares issued and 5,713 stock options issued pursuant to the plan. The number of shares to be issued will be calculated based on the aggregate director fees deferred by the director since the 2002 Annual Meeting divided by $21.35, the closing share price on the first business day following the 2002 Annual Meeting. Each director who elected to receive shares will also be granted stock options in an amount equal to one half of the shares issued to the director at an exercise price of $21.35 per share.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation is determined by the Compensation Committee of the Board of Directors. Stock option grants are determined by the Stock Option Committee of the Board of Directors. Both committees are comprised entirely of non-management Directors. Based on the Company's past compensation practices, the Company does not currently believe that Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's compensation package for its executive officers consists primarily of base salary, incentive profit sharing bonuses and stock option grants. Stock option grants are determined by the Stock Option Committee and are discussed under that Committee's separate report. Base salaries and incentive profit sharing bonuses are determined by this Compensation Committee.

     In general, base salary levels are set at the beginning of each year at levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Committee also subjectively reviews the individual performance of each executive officer. For 2002, the Committee believed that base salaries for executive officers and most other management employees should be increased. The increases ranged from about 3% to 5%. The Committee increased Mr. Reed's base salary for 2002 by 3%.

     This Committee believes that a significant portion of total annual cash compensation should be subject to the Company's actual performance achieved in that year. Consequently, the incentive profit sharing bonuses of the Company's executive officers can be a significant percentage of their overall compensation. Each of the Company's subsidiaries has in place an incentive profit sharing plan where the amounts payable thereunder are based primarily upon the subsidiary's Earnings Before Interest, Taxes and Amortization ("EBITA") return on equity and EBITA return on assets. At the beginning of each year, the Committee reviews, approves and/or modifies target levels suggested by management for each of these components for each subsidiary.

     If the subsidiary meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the subsidiary's employees. An additional 20.9% of any amounts payable under the subsidiary's incentive profit sharing plan is payable to the Company. The Company in turn distributes the incentive compensation received from each subsidiary to the Company's executive officers based on a pre-determined percentage.

Accordingly, each executive officer's incentive profit sharing is directly linked to the performance by each of the Company's operating subsidiaries. The percentage and amount attributable to each individual executive officer is reviewed by this Committee on an annual basis. This Committee approved Mr. Reed's portion, under the plan, of $472,511 for 2002.

     In 2002, the Company's office and graphic arts subsidiary and the company's sporting goods subsidiary exceeded their target levels for each of the incentive profit sharing components and a bonus pool was created with respect to those operations. Therefore, the 2002 bonus amounts paid to Mr. Reed and the Company's other executive officers were generated from the Company's office and graphic arts subsidiary and the Company's sporting goods subsidiary. After incentive profit sharing and taxes the Company's consolidated net income of $11,138,453 generated a return on assets (on average beginning and ending assets) of 12.9% and a return on beginning equity of 32.4%.

       A. Graves Williams, Jr.            Keith P. Williams


                        REPORT OF STOCK OPTION COMMITTEE

     The Company maintains a Stock Option Committee of the Board of Directors, whose primary purpose is to determine annual stock option grants to the Company's executive officers and other eligible employees. The Stock Option Committee continues to believe that stock options are an effective incentive to encourage stock ownership by officers and key employees of the Company and its subsidiaries so that those persons acquire or increase their proprietary interest in the success of the Company.

     Shareholders approved the 1997 Incentive Stock Option Plan at the 1997 annual meeting. Pursuant to that plan the committee felt it was appropriate to grant stock options to certain executive officers of the Company in 2002. The committee granted Mr. Reed 30,000 options.

       Keith P. Williams                  A. Graves Williams, Jr.


        COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     In 2002, Messrs. Graves Williams and Keith Williams were non-employee Directors of the Company and comprised the Company's Compensation and Stock Option Committees. No other Director or executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs. Graves Williams or Keith Williams.

                          REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade. All of the Committee members are independent directors as defined under Nasdaq rules. During the current year, the Committee met one time, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade's internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 28, 2002, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 28, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of BKD LLP, the independent auditors, and the Board concurred in such recommendation. The Audit Committee also discussed and considered whether the provision of non-audit services by the Company's auditors is consistent with the auditors' independence. The Audit Committee has determined that the provisions of such services is consistent with the auditors' independence.

       Blaine E. Matthews, Jr.   Yale A. Blanc    A. Graves Williams, Jr.


                                ACCOUNTANT'S FEES

     Audit Services. The aggregate fees billed by BKD LLP for audit services relating to the audit of the 2002 Audited Financial Statements and for reviews of the Company's financial statements included in its Forms 10-Q for the year 2002 were $98,070.

     Financial Information System Design and Implementation Fees. BKD LLP did not bill the Company for any information technology services rendered during 2002.

     All Other Fees. BKD LLP billed the Company $101,173 during 2002 for other services which included tax consulting and preparation and other non-audit services.

FINANCIAL PERFORMANCE

     The graph below compares the Company's cumulative shareholder return on Company common stock to a broad equity market index and to an industry index for the past five years, assuming an initial $100 investment. The broad equity market index selected by the Company is the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) which includes all domestic companies traded on the Nasdaq market as are the Company's shares. The published industry index selected by the Company is the Nasdaq Total Return Industry Index for Nasdaq Non-Financial Stock which is comprised of all Nasdaq traded companies having the standard industrial classification (SIC) code of 1 through 59 and 70 and above, which are all of the non-financial industries SIC codes. The Company's SIC code falls within these parameters and the Company is not aware of any other single company that is engaged in both the same industries as Escalade.

     The following graph assumes the investment of $100 in the Company's common stock on December 31, 1997 and the investment of an equal amount in each of the above referenced indices.


                                1997          1998           1999          2000        2001         2002
                                ----          ----           ----          ----        ----         ----
Escalade                     100.000       131.578         96.842       141.263     361.473      401.894
Nasdaq U. S.                 100.000       140.989        261.473       157.410     124.885       86.327
Nasdaq  Non-Financial        100.000       146.746        287.802       167.750     128.187       83.846


The Company's line graph has been plotted based upon its actual year end dates which is the last Saturday in December of each year. The line graphs for each of the two indices have been plotted based upon the last trading date in such calender years.

OTHER SECURITIES FILINGS

     The information contained in this Proxy Statement under the sub-headings "Compensation and Stock Option Committee Report on Executive Compensation", "Report of the Audit Committee" and "Financial Performance" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

                                   ITEM NO. 2
                              APPROVAL OF AUDITORS

     The Audit Committee proposes and recommends that the Stockholders approve the selection of the firm of BKD LLP to serve as independent auditors for the Company for fiscal year 2003. BKD LLP, formerly known as Olive LLP, has served as independent auditors for the Company since 1977. Audit services performed by BKD LLP during the fiscal year most recently completed include examinations of the financial statements of the Company and its subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting and filing of Federal and State Income Tax Returns. Representatives of BKD LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     In the event the appointment of BKD LLP, as independent auditors for 2003 is not approved by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2003 will be permitted to stand unless the Board finds other good reason for making a change. Management recommends a vote "FOR" the approval of the appointment of BKD LLP.

                       RESULTS OF THE 2002 ANNUAL MEETING

     5,930,550 shares or 92.3 % of the outstanding shares of the Company were voted in person or by proxy at the 2002 annual meeting which was held April 27, 2002. The proposals to elect to the Board six Directors, and to approve the appointment of BKD LLP to serve as independent auditors for the Company for the year 2002 were approved by the shareholders.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Shareholder proposals for shareholder action at the 2004 annual meeting must be presented in writing at the offices of the Company on or before November 14, 2003. Any shareholder who intends to propose any other matter to be acted upon at the 2004 annual meeting of shareholders must inform the Company no later than February 27, 2004. If notice is not provided by that date, the persons named in the Company's proxy for the 2004 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2004 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible shareholder motions under the Corporation law of the State of Indiana will be included on the 2004 meeting docket.

                                 OTHER BUSINESS

     The management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.


                                              By order of the Board of Directors



                                                                  JOHN R. WILSON
                                        Vice-President & Chief Financial Officer

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            ESCALADE, INCORPORATED                                                     PROXY CARD
  817 MAXWELL AVENUE, EVANSVILLE, INDIANA 47711              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Robert E. Griffin, Yale A. Blanc, and A. Graves Williams, Jr. as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Escalade, Incorporated, held of record by the undersigned on February 28, 2003 at the annual meeting of shareholders to be held on April 26, 2003 or any adjournment thereof.

1. ELECTION OF DIRECTORS:    For all nominees  [ ]    Withhold Authority to vote for   [ ]   Exceptions  [ ]
                             listed below             all nominees listed below.

Nominees: Yale A. Blanc, Robert E. Griffin, Blaine E. Matthews, Jr., C.W. "Bill" Reed, A. Graves Williams, Jr., Keith P. Williams

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S
NAME IN THE SPACE PROVIDED:)
                            -----------------------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF BKD LLP, as the independent public accountants.
                 [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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




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   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
                   If no direction is made, this proxy will be voted for Proposals 1 and 2


                                                                          Please sign exactly as name appears below. When
                                                                          shares are held by joint tenants, both should sign.
                                                                          When signing as attorney, as executor, administra-
                                                                          tor, trustee or guardian, please give full title as such.
                                                                          If a corporation, please sign in full corporate name
                                                                          by President or other authorized officer. If a partner-
                                                                          ship, please sign in partnership name by authorized
                                                                          person.

DATED, ___________________________________________, 2003                  _________________________________________________________
                                                                          Signature

PLEASE MARK, SIGN, DATE AND RETURN                                        _________________________________________________________
THE PROXY CARD PROMPTLY USING THE                                         Signature if held jointly
ENCLOSED ENVELOPE.

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